Exhibit 3.2

Bylaws of Azar International Corp.

ART ICLE  I.  Meetings of  Shareholders

1.1 Place of Meetings.

The meetings of shareholders shall be held at such place, either within or without of the state of Nevada, as may be fixed by the Board of Directors.

1.2 Annual Meetings.

The annual meetings of the shareholders, for the election of Directors and transaction of any other business that may come before the meeting, shall be held in each year at the corporate offices or at any other place within or  without of the state of

Nevada as may be determined by the Directors and as may be designated in the notice of that meeting. If that date is a legal holiday, the annual meeting shall be held on the next succeeding day that is not a legal holiday.

1.3 Special Meetings.

A special meeting, other than those regulated by statute, of the shareholders for any purpose or purposes may be called at any time by the President, by a majority of the Board of Directors, by designated officers of the Corporation, or by shareholders together holding at least 50% of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no other business shall be transacted, and no corporate action shall be taken other than stated in the Notice of the meeting.

1.4 Notice of Meetings.

Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than five nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his/her address which appears in the share transfer books of the Corporation. If mailed, notice shall be deemed to be delivered when deposited in the mail. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

1.5 Quorum

Any number of shareholders together holding at least a simple majority of the outstanding shares of capital stock entitled  to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned by majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

1.6 Voting

At any meeting of the shareholders, each shareholder of  a class entitled to vote on any matter coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock of such class standing in his/her name on the books of the Corporation on the date, at least thirty days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his/her duly authorized attorney-

in-fact.

1.7 Informal Action by Shareholders

Unless otherwise provided by law, any action required to be taken at a meeting of shareholders, or other action which may be  taken  at  a  meeting  of  the  shareholders,  may  be  taken  without  a  meeting  if  the  shareholders  give  unanimous  written consent setting forth the action to be taken and signed by all shareholders entitled to vote on the action.

ART ICLE  II. Directors

2.1 General Powers

The property, business and affairs of the Corporation shall be managed and controlled under the direction of the Board of

Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of Corporation shall be vested in such Board. Such management and general control will be by majority vote of the

Board of Directors, with each Director having equal vote.

2.2 Number of Directors

The number of Directors constituting the Board of Directors shall be  determined by shareholders.

2.3 Election and Removal of Directors

(A)  Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any existing vacancies.

(B)  Directors shall hold their offices for a term of one year and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

(C) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining

Directors,  though  less  than  a  quorum  of  the  Board,  and  the  term  of  office  of  any  Director  so  elected  shall  expire  at  the next shareholders` meeting at which Directors are elected.

2.4 Quorum

A majority of the number of Directors prescribed in these Bylaws shall constitute a quorum for the transaction of business.

The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of

Directors. If less than a majority is present at a meeting, the majority of those present may adjourn the meeting without further notice.

2.5 Regular Meetings of Directors

An annual meeting of the Board of Directors shall be held without notice other than this bylaw immediately after,  and at the same place as, the annual meeting of shareholders.

2.6 Special Meetings of Directors.

Special meetings of Directors may be called at the request of the President, other duly authorized officer or any Director.

The person or persons authorized to call special meetings of Directors may designate the place and time for holding any special meeting of Directors.

2.7 Notice

Notice of any special meeting shall be given at least 10 days previously thereto by written notice delivered personally or mailed to each director at his/her business address. If mailed, notice is deemed to be delivered when deposited in the

United States mail. The attendance of a Director at a meeting shall be deemed to be a waiver of notice of such meeting unless the Director attends the meeting for the express purpose of objecting to the transaction of business at the meeting because the meeting is not properly called or convened. Meetings may be held at any time without notice if all of the

Directors are present, or if those not present waive notice in writing either before or after the meeting.

2.8 Compensation

By resolution of Shareholders, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

2.9 Manner of Acting

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

2.10 Informal Action by Directors.

Unless otherwise provided by law, any action  required to be taken at the meeting of Directors, or other action which may be taken at a meeting of the Directors, may be taken without a meeting if the Directors give unanimous written consent setting forth the action to be taken and signed by all Directors entitled to vote on the action.

2.11 Indemnification

The Corporation shall indemnify each of its directors, officers and employees whether or not there in services as such,

against all reasonable expenses actually and necessarily incurred by him or her in  connection with the defense of any litigation to which the individual may have been made a party because he or she is was a director, officer or employee of the

Corporation. The individual shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to the Corporation for negligence or misconduct in the performance of his or her duties, or was derelict in the performance of his or her duty as director, officer or employee. The right to indemnity for expenses shall also apply to expenses of suits which are settled if the court having jurisdiction of the matter shall approve of the settlement.

ART ICLE  III. Officers

3.1 Election officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers,

including a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, one or more Vice-Presidents, and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. Any two officers may be combined in the same person as the Board of Directors may determine.

3.2 Removal of Officers; Vacancies

Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors.

Vacancies may be filled by the Board of Directors.

3.3 Duties

The officers of the Corporation shall have such duties as generally pertain to their respective offices as well as such powers and duties as are prescribed by law or are hereinafter provided or as shall be conferred by the Board of

Directors.

3.4 Duties of the President

Unless  otherwise  defined  by  the  Board,  the  President  shall  be  the  Chief  Executive  Officer  of  the  Corporation  and  shall  be primarily  responsible  for  the  implementation  of  policies  of  the  Board  of  Directors  and  shall  have  authority  over  the  general management  and  direction  of  the  business  and  operations  of  the  Corporation  and  its  divisions  if  any,  subject  only  to  the ultimate authority of the Board of Directors. In the absence of the Chairman and the

Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. The president may sign and execute, in the name of the Corporation, share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution  thereof shall be expressly delegated by the Board of

Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, the President shall perform all duties incident to the Office of the President and such other duties as may be assigned by the Board of Directors.

3.5 Duties of the Vice-Presidents

Each Vice-President, if any, shall have such powers and duties as may be assigned to him/her by the President or the

Board of Directors. Any Vice-President may sign and execute, in the name of the Corporation, deeds,  mortgages, bonds,

contracts or other instruments authorized by the Board of Directors or the President to some other officer or agent of the

Corporation or shall be required by law or otherwise to be signed or executed.

3.6 Duties of the Treasurer

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the

Corporation, and shall deposit all monies and securities of the Corporation  in such banks and depositories as shall be designated by the Board of Directors. The Treasurer shall be responsible for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; for the preparation of appropriate operating budgets and financial statements; for the preparation and filing of all tax returns required by law; and for the performance of all duties incident to the office of Treasurer and such other duties as may be assigned to him/her by the Board of Directors, the

Finance Committee or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws  to some other officer or agent of the

Corporation or shall be required by law or otherwise to be signed or executed.

3.7 Duties of the Secretary

The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation and,

when requested, shall also act as secretary of the meetings of the  committees of the Board of Directors. The Secretary shall keep and preserve the minutes of all such meetings in permanent books; see that all notices required to be given by the Corporation are duly given and served; have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to  all documents the execution of which on behalf of the

Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws. The

Secretary shall have custody of all deeds, leases, contracts and other important corporate documents; have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; see that all reports, statements and other documents required by law (except tax returns) are properly filed; and in general perform all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the

President. The Secretary may designate such subordinate officers or administrative personnel, as  desirable, including

Assistant Secretary, with the consent of the Board of Directors to carry out the duties of the office.

3.8 Compensation

The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ART ICLE  IV. Capital Stock

4.1 Certificates

Certificates shall represent the interest of each stockholder of the Corporation. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the president or vice-president and the treasurer or the secretary and shall bear the corporate seal.

4.2 Lost, Destroyed and Mutilated Certificates

Holders of the shares of the Corporation shall immediately notify the Corporation of  any loss, destruction or mutilation of the certificate thereof, and the Board of Directors may in its discretion cause new certificates for the same number of shares to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction.

4.3 Transfer of Shares

The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares  duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The

Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

4.4 Fixing Record Date

For the purpose of determing shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a dividend payment, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date may not be more than sixty days prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section,

such determination shall apply to any adjournment thereof.

ART ICLE  V.  Miscellaneous Provisions

5.1 Seal

The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

5.2 Fiscal Year

The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

5.3 Checks, Notes and Drafts

Checks,  notes,  drafts  and  other  orders  for  the  payment  of  money  shall  be  signed  by  the  person  authorized  by  the  Board  of

Directors. When the Board of Directors so authorize, however, the signature of any such person may be a facsimile.

5.4 Amendment of Bylaws

Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or changed at any meeting of the Board of Directors by affirmative vote of a majority of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact

Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

5.5 Dividends

The directors may declare, and the Corporation pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

Dated: September 20, 2018

Azar International Corp.

/S/  Hilario Lopez Vargas

Hilario Lopez Vargas

Secretary